EXHIBIT 99.1

Weyco Reports First Quarter Sales and Earnings

MILWAUKEE, April 29, 2008 (PRIME NEWSWIRE) -- Weyco Group, Inc. (Nasdaq:WEYS), today announced financial results for the quarter ended March 31, 2008.

Net earnings declined approximately 10% to $5.1 million, down from $5.7 million in 2007. Diluted earnings per share were $.43 per share in 2008 down 8.5% from $.47 per share in 2007.

Net sales were $61.3 million, a decrease of 4% from 2007 sales of $63.9 million. Sales in the wholesale division, which include wholesale sales and licensing revenues, were $54.2 million compared with $56.6 million in 2007. Wholesale sales were $53.1 million in 2008, down 4% from $55.5 million in 2007. Licensing revenues were $1.1 million in 2008 and 2007.

In the wholesale division, sales of the Company's Nunn Bush and Stacy Adams brands were down 1% each, while sales of the Florsheim brand were down 13%. In addition to the challenging current retail environment, Florsheim sales were also impacted by the timing of new programs. In 2007, Florsheim had rolled out a number of new shoe programs with two large retailers. In 2008, there were no new product introductions of a similar scale.

Retail sales were $7.1 million for the first quarter of 2008, down 2% from $7.25 million in 2007. Same store sales were down 5%. Retail sales include four new stores which were opened in the second half of 2007.

Operating earnings were $7.6 million, down from $8.7 million in 2007. Operating earnings as a percent of sales fell from 13.6% in 2007 to 12.4% in 2008, reflecting the lower sales volume.

"While our brands remain solid performers within our industry, our financial results reflect the overall challenging retail climate and a pullback in consumer spending on apparel and footwear," stated Tom Florsheim, Jr., Chairman and CEO of Weyco Group.

The Company's Board of Directors declared a quarterly cash dividend on April 29, 2008 of $.14 per share to all shareholders of record on June 2, 2008, payable July 1, 2008. This represents an increase of 27% above the previous quarterly dividend rate of $.11. The impact of this will be to increase cash dividends paid annually by approximately $1.4 million.

Weyco Group will host a conference call on April 30, 2008, at 11:00 a.m. Eastern Time to discuss the first quarter financial results in more detail. To participate in the call please dial 888-713-4214 or 617-213-4866, referencing passcode #57609202, five minutes before the start of the call. A replay will be available for one week beginning about one hour after the completion of the call by dialing 888-286-8010 or 617-801-6888, referencing passcode #97489580. Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group's website at www.weycogroup.com.

Weyco Group, Inc., designs and markets moderately priced and better-grade men's branded footwear for casual, fashion, and dress lifestyles. The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, and Stacy Adams. The Company also operates a number of retail stores in the U.S. and Europe.

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company's ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group's filings made with the SEC. Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

 WEYCO GROUP, INC.
 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited)
 For the three months ended March 31, 2008 and 2007

                                                  2008       2007
                                                --------   --------
                                             (in thousands, except per
                                                   share amounts)

 NET SALES                                      $ 61,278   $ 63,858

 COST OF SALES                                    39,012     40,807
                                                --------   --------
  Gross earnings                                  22,266     23,051

 SELLING AND ADMINISTRATIVE EXPENSES              14,671     14,373
                                                --------   --------
  Earnings from operations                         7,595      8,678

 INTEREST INCOME                                     509        508

 INTEREST EXPENSE                                    (10)      (123)

 OTHER INCOME AND EXPENSE, net                         7          2
                                                --------   --------
   Earnings before provision for income taxes      8,101      9,065

 PROVISION FOR INCOME TAXES                        2,975      3,370
                                                --------   --------
  Net earnings                                  $  5,126   $  5,695
                                                ========   ========
 WEIGHTED AVERAGE SHARES
  Basic                                           11,461     11,664
  Diluted                                         11,860     12,120

 EARNINGS PER SHARE
  Basic                                             $.45       $.49
                                                    ====       ====
  Diluted                                           $.43       $.47
                                                    ====       ====
 CASH DIVIDENDS PER SHARE                           $.11       $.09
                                                    ====       ====

  CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

                                              March 31,  December 31,
                                                 2008        2007
                                              ---------   ---------
                                              (Dollars in thousands)
 ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents                   $   8,934   $   7,859
  Marketable securities, at amortized cost        3,606       5,604
  Accounts receivable, net                       41,457      35,965
  Inventories                                    40,798      44,632
  Deferred income tax benefits                      476         475
  Prepaid expenses and other current assets       2,907       3,301
                                              ---------   ---------
   Total current assets                          98,178      97,836
 MARKETABLE SECURITIES, at amortized cost        44,350      43,331
 OTHER ASSETS                                     9,568       9,440
 PLANT AND EQUIPMENT, net                        29,077      28,677
 TRADEMARK                                       10,868      10,868
                                              ---------   ---------
                                              $ 192,041   $ 190,152

 LIABILITIES & SHAREHOLDERS' INVESTMENT
 CURRENT LIABILITIES:
  Short-term borrowings                       $   3,000   $     550
  Accounts payable                                8,455      10,541
  Dividend payable                                1,265       1,270
  Accrued liabilities                             6,116       8,026
  Accrued income taxes                            1,960         716
                                              ---------   ---------
   Total current liabilities                     20,796      21,103
 LONG-TERM PENSION LIABILITY                      6,209       6,043
 DEFERRED INCOME TAX LIABILITIES                  2,080       2,248
 SHAREHOLDERS' INVESTMENT:
  Common stock                                   11,506      11,534
  Capital in excess of par value                 12,944      10,788
  Reinvested earnings                           142,496     142,775
  Accumulated other comprehensive loss           (3,990)     (4,339)
                                              ---------   ---------
   Total shareholders' investment               162,956     160,758
                                              ---------   ---------
                                              $ 192,041   $ 190,152
                                              =========   =========

 CONSOLIDATED CONDENSED STATEMENTS
 OF CASH FLOWS (Unaudited))
 For the three months ended March 31, 2008 and 2007

                                                   2008        2007
                                                 --------    --------
                                                (Dollars in thousands)

 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                   $  5,126    $  5,695
  Adjustments to reconcile net earnings to net
   cash provided by operating activities -
   Depreciation                                       634         615
   Amortization                                        27          21
   Deferred income taxes                             (215)       (253)
   Stock-based compensation                           145          74
   Pension expense                                    338         332
   Increase in cash surrender value of life
    insurance                                        (134)       (130)
  Changes in operating assets and liabilities -
   Accounts receivable                             (5,492)    (10,068)
   Inventories                                      3,834      12,112
   Prepaids and other current assets                  400         183
   Accounts payable                                (2,087)     (7,138)
   Accrued liabilities and other                   (1,698)     (1,389)
   Accrued income taxes                             1,236       2,680
                                                 --------    --------
    Net cash provided by operating activities       2,114       2,734
                                                 --------    --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of marketable securities                (1,115)       (380)
  Proceeds from maturities of marketable
   securities                                       2,067          46
  Purchase of plant and equipment                  (1,023)       (515)
  Proceeds from sales of plant and equipment           --          60
                                                 --------    --------
    Net cash used for investing activities            (71)       (789)
                                                 --------    --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash dividends paid                              (1,270)     (1,054)
  Shares purchased and retired                     (4,285)     (1,880)
  Proceeds from stock options exercised             1,212         325
  Borrowings (repayments) under revolving credit
   agreement                                        2,450      (2,166)
  Income tax benefit from the exercise of stock
   options                                            925         160
                                                 --------    --------
    Net cash used for financing activities           (968)     (4,615)
                                                 --------    --------

  Net increase (decrease) in cash and cash
   equivalents                                      1,075      (2,670)

 CASH AND CASH EQUIVALENTS at beginning of
  period                                         $  7,859    $ 15,314
                                                 ========    ========
 CASH AND CASH EQUIVALENTS at end of period      $  8,934    $ 12,644
                                                 ========    ========

 SUPPLEMENTAL CASH FLOW INFORMATION:
  Income taxes paid, net of refunds              $  1,003    $    722
                                                 ========    ========
  Interest paid                                  $      5    $    171
                                                 ========    ========

CONTACT:  Weyco Group, Inc.
          John Wittkowske, Senior VP and CFO
          414-908-1880